UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 17, 2007

DICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 Park Avenue

New York, New York 10016

(Address of principal executive offices)

(212) 725-6550

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On July 17, 2007, Dice Holdings, Inc. (the “Company” or “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the several underwriters set forth in Schedule B thereto, for whom Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated acted as representatives (collectively, the “Underwriters”), and the selling stockholders set forth in Schedules A-I and A-II thereto (collectively, the “Selling Stockholders”), relating to the Company’s initial public offering (the “Offering”) of common stock, par value $0.01 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell to the Underwriters 6,700,000 shares of Common Stock and the Selling Stockholders agreed to sell to the Underwriters 10,000,000 shares of Common Stock at a purchase price per share of $13.00 (the offering price to the public of $13.00 per share minus the underwriters’ discount). The Selling Stockholders also provided the Underwriters with the option to purchase up to an additional 2,505,000 shares of Common Stock. The Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering closed on July 23, 2007 (the “Closing Date”).

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

Shareholders Agreements

Second Amended and Restated Shareholders Agreement

The Company, certain affiliates of General Atlantic LLC (the “General Atlantic Stockholders”), certain affiliates of Quadrangle Group LLC (the “Quadrangle Stockholders,” and together with the General Atlantic Stockholders, the “Principal Stockholders”) and the eFG Stockholders (as defined below) were party to an amended and restated shareholder agreement dated as of October 31, 2006. On July 23, 2007, we entered into an amendment to our existing shareholder agreement so that it is an agreement solely between the Company and the former stockholders of eFinancialGroup Limited (“eFinancialGroup”) who received shares of our stock in connection with our acquisition of eFinancialGroup in October 2006 (the “eFG Stockholders”). We refer to this agreement as the “eFG Shareholders Agreement” or the “Second Amended and Restated Shareholders Agreement.” The eFG Shareholders Agreement contains certain restrictions on the ability of eFG Stockholders to transfer shares of our Common Stock and also contains provisions relating to registrations rights granted to such stockholders, as discussed more fully below.

Restrictions on Transfer

Under the eFG Shareholders Agreement, except with respect to certain permitted transferees, the eFG Stockholders may not transfer any shares of our capital stock prior to six months after the effectiveness of the registration statement for the Offering, except for shares sold in the Offering. From six months after the effective date of the registration statement until one year after the effective date of the registration statement, an eFG Stockholder may not transfer more than 25% of its Common Stock (excluding shares sold in the Offering), and an eFG Stockholder may not transfer more than 50% of its Common Stock prior to 18 months after the effective date of the registration statement (excluding shares sold in the Offering). From the period beginning 18 months after the effective date of the registration statement until two years after the effective date of the registration statement, an eFG Stockholder may not transfer more than 75% of its Common Stock (excluding shares sold in the Offering). An eFG Stockholder may transfer all of its shares of our Common Stock following the two year anniversary of the effective date of the registration statement.

Additionally, the eFG Stockholders have agreed not to sell any shares during the period beginning 14 days prior to the effective date of a registration statement filed in connection with the exercise of demand or piggyback registration rights by any stockholder until the later of (1) 180 days after the consummation of the Offering or 90 days after any other offering and (2) the expiration of the underwriters lock-up period for the applicable offering (or such shorter period as we may determine).

Registration Rights

Under the eFG Shareholders Agreement, the eFG Stockholders are entitled to piggyback registration rights with respect to any registration request made by the Principal Stockholders and any registration initiated by us, subject to certain exceptions. See “Institutional and Management Shareholder Agreement-Registration Rights” below for further information related to these registration rights. Under the eFG Shareholders Agreement, we have agreed to indemnify the eFG Stockholders.

A copy of the Second Amended and Restated Shareholders Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein in its entirety.

Institutional and Management Shareholders Agreement

On July 23, 2006, the Company, the Principal Stockholders and certain of our officers and employees, who we refer to as the “Management Stockholders,” entered into the Institutional and Management Shareholders Agreement (the “Institutional Shareholders Agreement,” and together with the eFG Shareholders Agreement, the “Shareholders Agreements”). The Institutional Shareholders Agreement contains restrictions on the ability of the Principal Stockholders and the Management Stockholders to transfer shares of our Common Stock and contains provisions related to registration rights granted to such stockholders, as discussed more fully below. In addition, the Institutional Shareholders Agreement contains provisions related to the composition of our board of directors and the committees of our board of directors and our corporate governance, which are also discussed below.

Restrictions on Transfer

Under the Institutional Shareholders Agreement, neither of the Principal Stockholders may sell or transfer shares of our capital stock (except for transfers to certain permitted transferees or certain block sale transfers) without the consent of the other Principal Stockholder. Additionally, in accordance with the terms of the Institutional Shareholder Agreement, each Management Stockholder may only transfer (1) up to 15% of its holdings during the first twelve month period following the consummation of the Offering (including the sale of up to 10% of its holdings in the Offering) and (2) up to 15% of its holdings during the second twelve month period following the Offering (which amount is to be determined at the beginning of such period), except that if the Principal Stockholders sell in excess of 15% of their pre-Offering holdings during either twelve month period (including sales in the Offering), each Management Stockholder may transfer on a pro rata basis with the Principal Stockholders. A Management Stockholder may transfer all of its holdings upon the earlier of the two year anniversary of the effective date of the registration statement for the Offering or at the time that both Principal Stockholders hold less than 10% of our Common Stock.

Additionally, the Principal Stockholders and the Management Stockholders have agreed not to sell any shares during the period beginning 14 days prior to the effective date of a registration statement filed in connection with the exercise of demand or piggyback registration rights by any stockholder until the earlier of (1) 180 days after the consummation of the Offering or 90 days after any other offering and (2) the expiration of the underwriters lock-up period for the applicable offering, provided that the Principal Stockholders and Management Stockholders have agreed that notwithstanding this provision, they will remain subject to the terms of any underwriter lock-up agreement for the applicable offering.

Registration Rights

The Institutional Shareholders Agreement provides that each of the Principal Stockholders are entitled to certain demand registration rights (provided that in accordance with the Institutional Shareholders Agreement neither Principal Stockholder may exercise demand registration rights prior to the expiration of the underwriter lock-up period for the Offering), including the right to require us to effect a shelf registration if we are eligible to file registration statements on Form S-3.

Under the Shareholders Agreements, in a demand registration, the non-requesting Principal Stockholder, the Management Stockholders and the eFG Stockholders are entitled to piggyback registration rights with respect to any registration request made by a Principal Stockholder, subject to limited exceptions. If the registration requested by a Principal Stockholder is in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities proposed to be offered would have an adverse affect on the offering, the number of shares included in the offering will be determined as follows:

•

first, shares offered by the Principal Stockholders, the Management Stockholders (but only to the extent such shares were not acquired pursuant to the exercise of options) and the eFG Stockholders (pro rata, based on the number of their respective shares requested to be included in such offering);

•	second, shares offered by any other stockholders (pro rata, based on the number of their respective shares requested to be included in such offering); and

•	third, shares offered by us for our own account.

The Shareholders Agreements also provides that each Principal Stockholder, Management Stockholder and eFG Stockholder is entitled to piggyback registration rights with respect to any registration initiated by us, subject to certain limited exceptions. If we initiate a registration in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities proposed to be offered would have an adverse affect on the offering, then the number of shares included in the offering shall be determined as follows:

•	first, shares offered by us for our own account;

•

second, shares requested to be included by the Principal Stockholders, the Management Stockholders and the eFG Stockholders (pro rata, based on the number of their respective shares requested to be included in such offering);

•	third, shares offered by any other stockholders (pro rata, based on the number of their respective shares requested to be included in such offering).

In any such registration, we have agreed to indemnify the participating Principal Stockholders, Management Stockholders and eFG Stockholders.

Block Sales

Under the Institutional Shareholders Agreement, a Principal Stockholder may request to sell Common Stock in a block sale, provided that the Principal Stockholder gives written notice to us and the other Principal Stockholder. The other Principal Stockholder will then have the right to participate in the block sale on a proportional basis with the requesting Principal Stockholder. Each Principal Stockholder may make up to two block sales in any one year period, and each block sale must recognize proceeds of at least $20 million. These provisions terminate with respect to a Principal Stockholder if it owns less than 10% of our Common Stock.

Corporate Governance

Board of Directors

The Institutional Shareholders Agreement provides that each of the Principal Stockholders has the right to designate up to (1) three members of our board of directors if such Principal Stockholder owns 17.5% or more of our Common Stock, (2) two members of our board of directors if it owns less than 17.5% but at least 10% of our Common Stock and (3) one member of our board of directors if it owns less than 10% but at least 5% of our Common Stock. If a Principal Stockholder owns less than 5% of our Common Stock, it will no longer be entitled to designate members of our board of directors. To the extent a Principal Stockholder is no longer entitled to designate a board member, our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, will nominate a director. Each Principal Stockholder has agreed to vote its shares in favor of the directors designated by the other Principal Stockholder in accordance with the terms of the agreement.

In connection with the completion of the Offering, each Principal Stockholder designated only two members of our board of directors. Messrs. Ezersky and Nordhaus were designated as members of our board of directors by the Quadrangle Stockholders and Messrs. Hodgson and Levy were designated as members of our board of directors by the General Atlantic Stockholders.

Committees of the Board

The Institutional Shareholders Agreement requires that our board of directors have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee. The Institutional Shareholders Agreement requires that, during the 90-day period beginning on the date of effectiveness of the registration statement for the Offering, the Audit Committee will consist of four directors, including one director designated by the Quadrangle Stockholders, one director designated by the General Atlantic Stockholders and two independent directors designated by the board (upon the recommendation of the Nominating and Corporate Governance Committee). After such 90-day period and until one year from the date of effectiveness of the registration statement, the Institutional Shareholders Agreement requires that the Audit Committee consist of three directors, including one designated by the Quadrangle Stockholders or the General Atlantic Stockholders as determined by mutual agreement of the Principal Stockholders and two independent directors designated by the board (upon the recommendation of the Nominating and Corporate Governance Committee). Thereafter, our Audit Committee will consist of at least three independent directors designated by the board (upon the recommendation of the Nominating and Corporate Governance Committee).

Compensation Committee. The Institutional Shareholders Agreement requires that our Compensation Committee consist of three members, including one director designated by the Quadrangle Stockholders, one director designated by the General Atlantic Stockholders and one independent director designated by the board (upon the recommendation of the Nominating and Corporate Governance Committee).

Nominating and Corporate Governance Committee. The Institutional Shareholders Agreement requires that our Nominating and Corporate Governance Committee consist of three members, including one director designated by the Quadrangle Stockholders, one director designated by the General Atlantic Stockholders and one director designated by the board.

Under the Institutional Shareholders Agreement, if a Principal Stockholder holds less than 5% of our Common Stock, it loses the right to designate members of our board committees. Under these circumstances, such committee members will be selected by our board of directors (upon the recommendation of the Nominating and Corporate Governance Committee, except with respect to such committee). In addition, if both Principal Stockholders hold less than 5% of our Common Stock, the provisions in the Institutional Shareholders Agreement relating to the composition of our board of directors, composition of our board committees and corporate governance terminate.

Other Provisions

Under the Institutional Shareholders Agreement, we have agreed that the doctrine of “corporate opportunity” will not apply against our Principal Stockholders in a manner that would prohibit them from investing in competing businesses or doing business with our clients and customers.

The Institutional Shareholders Agreement also requires us to deliver to each stockholder who owns 5% or more of our Common Stock in the aggregate certain monthly financial statements as soon as practicable after they are available, subject to customary confidentiality provisions. Additionally, except to the extent available on the Securities and Exchange Commission’s EDGAR system, we are required to deliver to each stockholder who owns 5% or more of our Common Stock copies of all financial statements, reports, notices and proxy statements and all regular and periodic reports, and registration statements or prospectuses filed by us with the Securities and Exchange Commission.

A copy of the Institutional Shareholders Agreement is attached as Exhibit 4.2 hereto and is incorporated by reference herein in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Offering, we amended and restated our certificate of incorporation (the “Amended and Restated Certificate”), effective July 20, 2007, and our by-laws (the “Amended and Restated By-laws”), effective July 23, 2007. Below is a summary of the material provisions of these documents, as amended.

Capital Stock; Stock Conversion; Stock Split

Prior to the Offering, we had one class of common stock and one class of preferred stock, our Common Stock and our Series A convertible preferred stock. On July 23, 2007, in accordance with the terms of the certificate of designation for the Series A convertible preferred stock, the Principal Stockholders, who together owned more than 66  2/3% of the outstanding Series A convertible preferred stock, required that all of the outstanding shares of Series A convertible preferred stock be converted into our Common Stock (the “Conversion”). As a result, we only have Common Stock outstanding. In addition, on June 18, 2007, we increased our total authorized number of shares of capital stock and effected a 461 to 1 stock split (the “Stock Split”).

Our Amended and Restated Certificate authorizes 240,000,000 shares of Common Stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share. After the Conversion, the Stock Split and the Offering, we have 62,025,762 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the Common Stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding Common Stock voting for the election of directors can elect all directors then being elected. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of Common Stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our Amended and Restated Certificate, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

Directors’ Liability; Indemnification of Directors and Officers

Our Amended and Restated Certificate provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our Amended and Restated Certificate and Amended and Restated By-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Corporate Opportunity

Our Amended and Restated Certificate also provides that the doctrine of “corporate opportunity” will not apply against our Principal Stockholders in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers.

Special Meetings of Stockholders

Our Amended and Restated Certificate provides that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Certificate provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings, unless the action to be effected by written consent and the taking of such action by written consent have expressly been approved in advance by the board. In addition, our Amended and Restated By-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following the Offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement is first made.

Election and Removal of Directors

Our board is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause and with the vote of at least 66  2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors.

Our Amended and Restated Certificate and Amended and Restated By-laws do not provide for cumulative voting in the election of directors.

Amendment of the Certificate of Incorporation and By-Laws

Our Amended and Restated Certificate provides that the affirmative vote of the holders of at least 66  2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our Amended and Restated Certificate:

•	the provisions relating to our classified board of directors;

•

the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and the provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment or repeal of our by-laws; and

•	the provisions relating to the restrictions on stockholder actions by written consent.

In addition, our board of directors is permitted to alter our Amended and Restated By-laws without obtaining stockholder approval.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

4.1	Second Amended and Restated Shareholders Agreement, dated as of July 23, 2007, by and between Dice Holdings, Inc. and the eFG Shareholders named therein.

4.2	Institutional and Management Shareholders Agreement, dated as of July 23, 2007, by and among Dice Holdings, Inc., the Quadrangle Entities named therein, the General Atlantic Entities named therein and the Management Shareholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DICE HOLDINGS, INC.

By:	/s/ Brian P. Campbell
Name:	Brian P. Campbell
Title:	Vice President, Business and Legal Affairs

Dated: July 23, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

4.1	Second Amended and Restated Shareholders Agreement, dated as of July 23, 2007, by and between Dice Holdings, Inc. and the eFG Shareholders named therein.

4.2	Institutional and Management Shareholders Agreement, dated as of July 23, 2007, by and among Dice Holdings, Inc., the Quadrangle Entities named therein, the General Atlantic Entities named therein and the Management Shareholders named therein.